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                                                                   EXHIBIT (p.1)

                                POWER OF ATTORNEY

I, the undersigned director of Portfolio Partners, Inc., hereby constitute and appoint Laurie Tillinghast, John DelPrete and Susan C. Mosher, and each of them individually, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name and in the capacity indicated below, any and all amendments to the Registration Statement filed with the Security and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, File Nos. 333-32575 and 811-8319 respectively.

Hereby ratifying and confirming on this 22 day of April, 2002, my signature as it may be signed by my said attorneys to any such Registration Statements and any and all amendments thereto:

                                    Signature/Title
                                    ----------------


                                    Patrick W. Kenny
                                    ----------------
                                    Patrick W. Kenny, Director